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SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2511877 (I.R.S. Employer Identification No.)

1375 Peachtree Street
Atlanta, Georgia 30309
(Address of Principal Executive Offices)

EarthLink, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Charles G. Betty
Chief Executive Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
(Name and Address of Agent for Service)

Copy to:

Daniel O. Kennedy, Esq.
Hunton & Williams
600 Peachtree Street
Suite 4100
Atlanta, Georgia 30308-2216
(404) 888-4000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	1,000,000 shares	$8.925	$8,925,000	$821.11

1.
Calculated pursuant to Rule 457(b)(1) promulgated under the Securities Act of 1993.

  Explanation Statement

        This Registration Statement on Form S-8 is being filed by EarthLink, Inc., a Delaware corporation (the "Company" or "Registrant"), to register 1,000,000 shares of the Company's common stock, $.01 par value per share ("Common Stock"), to be issued under the Company's Employee Stock Purchase Plan (the "Plan").

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to employees participating in the Plan as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by the Company with the Commission are incorporated by reference and made a part hereof:

          (i)    The Company's Annual Report on Form 10-K/A for the year ended December 31, 2000 (File No. 001-15605);

          (ii)  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 001-15605), the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 001-15605), and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 (File No. 001-15605);

          (iii)  The Company's Current Reports on Form 8-K filed: March 2, 2001 (File No. 001-15605), May 1, 2001 (File No. 001-15605), August 1, 2001 (File No. 001-15605), August 2, 2001 (File No. 001-15605), August 17, 2001 (File No. 001-15605) and September 10, 2001 (File No. 001-15605);

          (iv)  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold; and

          (v)  The description of the Company's Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form S-4 filed on January 6, 2000 (File No. 333-94177).

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        The amended and restated certificate of incorporation of EarthLink (the "Certificate") contains provisions that provide that no director of EarthLink shall be liable for breach of fiduciary duty as a director except for (1) any breach of the director's duty of loyalty to EarthLink or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. The Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Under EarthLink's Bylaws, EarthLink may advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, EarthLink has obtained directors and officers liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, EarthLink has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

3

Item 8. Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.		Description
4.1
Investor Rights Agreement dated January 4, 2000, between EarthLink Network, Inc. and Apple Computer, Inc. Limited (incorporated by reference to Exhibit 2.7 of EarthLink, Inc.'s Report on Form 10-K for the fiscal year ended December 31, 1999—File No. 001-15605).
4.2
Amended and Restated Registration Rights Agreement, dated as of February 8, 2001, with Sprint Corporation and Sprint Communications Company L.P. (incorporated by reference to EarthLink Inc.'s Report on Form 10-K for the fiscal year ended December 31, 2000—File No. 001-15605).
4.3
Amended and Restated Certificate of Incorporation of EarthLink, Inc. (incorporated by reference to Exhibit 3.2 of EarthLink, Inc.'s Report on Form 10-K for the fiscal year ended December 31, 1999—File No. 001-15605).
4.4		By-laws of EarthLink, Inc. (incorporated by reference to Exhibit 3.3 of EarthLink, Inc.'s Report on Form 10-K for the fiscal year ended December 31, 1999—File No. 001-15605).
4.5
Amended and Restated Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of EarthLink, Inc.'s Report on Form 10-K for the fiscal year ended December 31, 2000—File No. 001-15605).
4.6
Amended and Restated Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 of EarthLink, Inc.'s Report on Form 10-K for the fiscal year ended December 31, 2000—File No. 001-15605).
4.7
Certificate of Correction Filed to Correct Certain Inaccuracies in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of EarthLink, Inc. (incorporated by reference to Exhibit 4.8 to EarthLink, Inc.'s Form S-3/A—File No. 333-59456).
4.8
Certificate of Correction Filed to Correct a Certain Inaccuracy in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of EarthLink, Inc. (incorporated by reference to Exhibit 4.9 to EarthLink, Inc.'s Form S-3/A—File No. 333-59456).
4.9		Specimen Common Stock Certificate (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-4 of WWW Holdings, Inc. (predecessor to EarthLink, Inc.)—File No. 333-94177).
4.10		Subordinated Debt Indenture (incorporated by reference to Exhibit 4.3 to MindSpring Enterprises, Inc.'s Form S-3/A—File No. 333-74151).
4.11		First Supplemental Indenture (incorporated by reference to Exhibit 4.4 to MindSpring Enterprises, Inc.'s Form S-3/A—File No. 333-74151).
4.12		Second Supplemental Indenture (incorporated by reference to Exhibit 4.3 to EarthLink, Inc.'s Form S-4—File No. 333-41064).
5	*	Opinion of Hunton & Williams.
23.1	*	Consent of Hunton & Williams (included in Exhibit 5).

4

23.2	*	Consent of Ernst & Young LLP.
23.3	*	Consent of PricewaterhouseCoopers LLP.
23.4	*	Consent of Arthur Andersen LLP.
24	*	Power of Attorney (see signature page to this Registration Statement).
99.1	*	EarthLink, Inc. Employee Stock Purchase Plan.

*
Filed herewith

Item 9. Undertakings.

        In accordance with Item 512 of Regulation S-K, the Registrant hereby undertakes the following:

        (a)  (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold in the event of the Plan's termination.

        (b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 6, 2002.

EarthLink, Inc.
By:	/s/ CHARLES G. BETTY
Charles G. Betty Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles G. Betty, Samuel R. DeSimone, Jr. and Michael S. McQuary as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 6 day of March, 2002.

Signatures	Title
/s/ CHARLES G. BETTY Charles G. Betty	Chief Executive Officer and Director (principal executive officer)
/s/ LEE ADREAN Lee Adrean	Executive Vice President-Finance and Administration and Chief Financial Officer (principal financial officer)
/s/ D. CARY SMITH D. Cary Smith	Vice President and Controller (principal accounting officer)
/s/ SKY D. DAYTON Sky D. Dayton	Chairman of the Board of Directors
/s/ MICHAEL S. MCQUARY Michael S. McQuary	President and Director
Linwood A. Lacy, Jr.	Director
/s/ ROBERT M. KAVNER Robert M. Kavner	Director
/s/ S. MARCE FULLER S. Marce Fuller	Director
Robert M. Metcalfe	Director
/s/ AUSTIN M. BEUTNER Austin M. Beutner	Director

[signature page to EarthLink S-8 Registration Statement]

EXHIBIT INDEX

Exhibit No.		Description
5	*	Opinion of Hunton & Williams.
23.1	*	Consent of Hunton & Williams (included in Exhibit 5).
23.2	*	Consent of Ernst & Young LLP.
23.3	*	Consent of PricewaterhouseCoopers LLP.
23.4	*	Consent of Arthur Andersen LLP.
24	*	Power of Attorney (see signature page to this Registration Statement).
99.1	*	EarthLink, Inc. Employee Stock Purchase Plan.

*
Filed herewith

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
Signatures